Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to Registration Statement on Form S-1 of our report dated March 17, 2009, relating to the financial statements of Lpath, Inc. for the year ended December 31, 2008, which appears in the Prospectus which is part of this Registration Statement. We also consent to the reference to us under the heading “Interest of Named Experts and Counsel” in such Prospectus.

/s/ LevitZacks

San Diego, California

December 21, 2010